UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 9, 2014

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04.  Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

 On October 10, 2014, Liberty Media Corporation (“we” or the “Corporation”) delivered to its executive officers and directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(ii) of Regulation BTR, pursuant to which the Corporation has imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and the Securities and Exchange Commission regulations.

Because a blackout period has been imposed under the Liberty Media 401(k) Savings Plan (the “Plan”) beginning on Thursday, October 30, 2014 at 4:00 p.m., ET, and ending on or about Friday, November 7, 2014, we are imposing a SOX blackout period beginning on Thursday, October 30, 2014 at 4:00 p.m., ET, and ending on or about Friday, November 7, 2014. We will advise the Covered Persons when the SOX blackout period ends, if earlier or later than the specified date and time. The blackout period under the Plan is needed in connection with the proposed distribution of shares of Series A common stock and Series C common stock of Liberty Broadband Corporation (“Broadband”), a wholly owned subsidiary of the Corporation, to holders of the Corporation’s Series A common stock and Series C common stock in order to effect the proposed spin-off of Broadband by the Corporation (the “Spin-Off”), which is subject to the satisfaction or waiver of various conditions.

While the SOX blackout period is in effect, the Covered Persons (and their immediate family members who share their residence) should not, directly or indirectly, engage in any purchase, sale, transfer, acquisition, or disposition of (i) any equity securities of the Corporation, including common stock and options, and (ii) any equity securities of Broadband, including common stock and options. There are limited exclusions and exemptions from this rule.  Further, the above prohibition is in addition to other restrictions on trading activity that the Corporation imposes on its executive officers and directors, including under the Corporation’s insider trading policy and any administrative blackout related to the Corporation’s online incentive award platform.

Because certain changes to the structure of the distribution necessary to effect the Spin-Off were required, the Corporation’s Board of Directors was unable to meet to determine the record and distribution dates for the Spin-Off until October 9, 2014, and therefore the Corporation was unable to determine the dates of the SOX blackout period until shortly after such time. Accordingly, the Corporation was not able to send the notice required under Rule 104 of Regulation BTR until October 10, 2014. Due to the events described above, this delay was beyond the reasonable control of the Corporation and was unforeseeable to the Corporation. Now that the dates of the SOX blackout period have been determined, the Corporation has provided the Covered Persons with the requisite notice under Rule 104(b)(2)(ii) of Regulation BTR.

If the Covered Persons have any questions pertaining to the notice or the SOX blackout period, they were directed to contact Rich Baer, Pam Coe or Craig Troyer in the Legal Department of the Corporation by telephone at 720-875-5400 or by mail at 12300 Liberty Boulevard, Englewood, CO 80112.

Item 7.01. Regulation FD Disclosure.

On October 9, 2014, the Corporation issued a press release (the “Press Release”), which is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01, containing information regarding (i) the record and distribution dates for the upcoming Spin-Off of Broadband and the subsequent rights offering, (ii) the trading symbols that are expected to be used by Broadband common stock following the Spin-Off and (iii) the adjustment to be made to the conversion rate (the “Conversion Rate”) for the Corporation’s 1.375% Cash Convertible Senior Notes due 2023 (the “Notes”) pursuant to the terms of the Indenture, dated October 17, 2013, between the Corporation and U.S. Bank

National Association, as trustee, governing the Notes. As described in the Press Release, on October 9, 2014, the Corporation provided notice to the holders of the Notes informing them of the pending adjustment to the Conversion Rate, a copy of which is attached hereto as Exhibit 99.2 and is incorporated by reference into this Item 7.01. The Corporation will provide a second notice to the holders of the Notes once the actual adjustment is made.

This Item 7.01 of this Current Report on Form 8-K, the press release attached hereto as Exhibit 99.1 and the notice attached hereto as Exhibit 99.2 are being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release dated October 9, 2014
99.2	Notice of Spin-Off and Adjustment to Base Conversion Rate, dated October 9, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2014

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name: Wade Haufschild
Title: Vice President

Exhibit No.	Name
99.1	Press Release dated October 9, 2014
99.2	Notice of Spin-Off and Adjustment to Base Conversion Rate, dated October 9, 2014